SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
           Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  X
                        ___
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___                                   ___ Commission only (as permitted by
   Definitive Proxy Statement             Rule 14a-6(e)(2)
___
   Definitive Additional Materials
___
   Soliciting Material Under Rule 14a-12
___
                       Ultradata Systems, Incorporated
____________________________________________________________________________
              (Name of Registrant as Specified in its Charter)
____________________________________________________________________________
    (Name of Person Filing Proxy Statement, if Other Than the Registrant)

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
                                PROXY

                    ULTRADATA SYSTEMS, INCORPORATED

                  SOLICITED BY THE BOARD OF DIRECTORS

              For use at the July 27, 2000 Annual Meeting

   The undersigned hereby appoints Monte Ross and Ernest Clarke as Proxies and each with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

(1)  ELECTION OF DIRECTORS

 _____  FOR all nominees listed       _____  WITHHOLD AUTHORITY
         below (except as indicated           to vote for all nominees
         to the contrary below)               listed below

Nominees: Monte Ross, Mark L. Peterson, Ernest Clarke, Steven H. Akre, John
          J. Clancy, Donald Rattner, Howard Krollfeifer, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


(2) PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP TO EXAMINE THE COMPANY'S ACCOUNTS FOR THE YEAR 2000.

     /  /   FOR          /  /   AGAINST         /  /   ABSTAIN

(3) PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1996 INCENTIVE STOCK OPTION PLAN.

     /  /   FOR          /  /   AGAINST         /  /   ABSTAIN

(4) PROPOSAL TO APPROVE THE ISSUANCE OF MORE THAN 20% OF THE COMPANY'S COMMON STOCK ON CONVERSION OF PREFERRED SHARES HELD BY TWO INVESTMENT FUNDS.

     /  /   FOR          /  /   AGAINST         /  /   ABSTAIN

     and in their discretion upon such other business as may be properly brought before the Annual Meeting of Stockholders of ULTRADATA SYSTEMS, INCORPORATED to be held at the Holiday Inn-Westport, St. Louis, MO on July 27, 2000 at 10:00 a.m. local time, and any adjournments thereof. This proxy revokes all prior proxies given by the undersigned.

  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

Date:_________________________

Signature:____________________

Print Name:___________________

Signature:____________________
          (if jointly held)

IMPORTANT: Please sign exactly as name appears here. Joint owners should both sign. When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.

  PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                      ULTRADATA SYSTEMS, INCORPORATED
                       9375 Dielmann Industrial Drive
                            St. Louis, MO 63132

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JULY 27, 2000

   The Annual Meeting of the Shareholders of Ultradata Systems, Incorporated ("Ultradata") will be held on July 27, 2000 at the Holiday Inn-Westport, located at 1973 Craigshire (I-270 at Page Blvd.), St. Louis, Missouri at 10:00 A.M., local time, for the following purposes:

   (1) To elect seven directors of Ultradata to serve until the next annual meeting of shareholders and until their successors are elected and qualify;

   (2) To ratify the appointment of BDO Seidman, LLP as Ultradata's independent public auditors for the fiscal year ending December 31, 2000;

   (3) To approve an amendment to the Ultradata Systems, Incorporated 1996 Stock Option Plan increasing the number of shares authorized for issuance from 175,000 to 325,000;

   (4) To approve the issuance of more than 20% of Ultradata's Common Stock upon conversion of Convertible Preferred Shares held by two investment funds; and

   (5) To transact such other business as may properly come before the meeting.

   Stockholders of record as of the close of business on June 16, 2000 will be entitled to vote at the meeting.

   Enclosed is Ultradata's 1999 Annual Report on Form 10KSB, along with a proxy statement and form of proxy. Shareholders who do not expect to attend the Annual Meeting are requested to sign and return the proxy in the enclosed envelope.

   By Order of the Board of Directors

   MARK L. PETERSON,
   Secretary

   June 23, 2000

                      ULTRADATA SYSTEMS, INCORPORATED
                       9375 Dielmann Industrial Drive
                            St. Louis, MO 63132

                              PROXY STATEMENT

   This Proxy Statement is furnished to shareholders of ULTRADATA SYSTEMS, INCORPORATED ("Ultradata") in connection with the solicitation by the Board of Directors of proxies to be used at the 2000 Annual Meeting of the Shareholders of Ultradata. This notice of Annual Meeting and Proxy Statement, the accompanying proxy card and Ultradata's Annual Report on Form 10-KSB for 1999 have been mailed to the shareholders on or after June 23, 2000 for the purpose set forth in the notice of the Annual Meeting. Ultradata's Annual Report on Form 10-KSB contains the information required by Rule 14a-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

   If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time up until the time when it is voted by the Proxy Committee. The proxy may be revoked by sending written revocation to the Proxy Committee (c/o Ultradata) or by making a proxy bearing a later date or by appearing and voting at the Annual Meeting. The proxy is in ballot form and each shareholder may indicate approval or disapproval as to the proposals identified in the proxy and accompanying Notice of Annual Meeting and as set forth and discussed in this Proxy Statement. The proposals will be presented by the Board of Directors of Ultradata. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Monte Ross and Ernest Clarke.

                        VOTING SECURITIES OUTSTANDING

   Stockholders of record entitled to vote will be determined as of the close of business on June 16, 2000. At that date, there were outstanding and entitled to vote 3,195,345 shares of common stock of Ultradata (constituting the only class of stock outstanding and entitled to vote at the meeting). Each share of common stock entitles the holder thereof to one vote.

   The following table sets forth the beneficial ownership of outstanding shares of Common Stock of Ultradata as of June 16, 2000 by any person who, to the knowledge of Ultradata, owns beneficially more than 5% of the outstanding Common Stock, by each director and nominee for director, by Ultradata's President, and by the directors and officers of Ultradata as a group. None of the persons identified below owns any securities of Ultradata other than the Common Stock listed below:


Name and                   Amount and
Address of                 Nature of          Percentage
Beneficial                 Beneficial         of Outstanding
Owner (1)                  Ownership          Shares (9)
------------------------------------------------------------------------
Monte Ross                 452,500(2)         13.84%

Mark L. Peterson           162,382(3)          4.97%

Ernest Clarke              165,352(4)          5.12%

Steven H. Akre, Esq.         3,496(5)          0.11%

Donald Rattner              14,000             0.44%

John J. Clancy               3,692(6)          0.12%

Howard Krollfeifer, Jr.          -                -

All officers and           901,565(7)         26.04%
 directors as a
 group (10 persons)

BH Capital Investments LLP 319,534(8)           9.90%
 175 Bloor St. East,
 7th Floor
 Toronto, Ontario
 Canada M4W3R8

Excalibur Limited
 Partnership               319,534(8)           9.90%
 33 Prince Arthur Avenue
 Toronto, Ontario
 Canada M5R1B2



(1) Except as otherwise noted, the address of each of these shareholders is c/o Ultradata Systems, Incorporated, 9375 Dielman Industrial Drive,
     St. Louis, Missouri 63132.
(2)  Includes 236,000 shares owned by the Monte Ross and Harriet J. Ross
     Living Trust. Mr. Ross and his wife share investment control over the trust; they may revoke it or amend it at will; and they receive all income from the trust during the life of either of them. Also includes options to purchase 73,500 shares.
(3) Includes 91,964 shares owned by the Mark L. Peterson and Ryia Peterson Living Trust and 8,318 owned by Ryia Peterson. Mr. Peterson and his wife share investment control over the trust; they may revoke it or amend it at will; and they receive all income from the trust during the life of either of them. Also includes options to purchase 58,000 shares.
(4)  Includes options to purchase 34,500 shares.
(5) Includes 3,120 shares owned by the G. Akre Irrevocable Trust, over which Mr. Akre's wife has investment control. Also included options to purchase 1,000 shares.
(6)  Includes options to purchase 3,692 shares.
(7)  Includes options to purchase 267,192 shares.
(8)  Represents for each shareholder:  (a) the number of shares of Common
     Stock into which the Series A Convertible Preferred Shares could have been converted on the Record Date plus (b) Warrants to purchase 239,253 shares of Common Stock, but subject to a limit that on conversion and exercise each shareholder may not acquire more than 9.9% of the outstanding Common Stock. The limit may be waived by the shareholder on 75 days notice to Ultradata, in which event the Preferred Shares and Warrants owned by each shareholder could have been converted into 559,253 shares of Common
     Stock, or 14.90% of the shares outstanding on the Record Date.
(9) In determining the percentage of outstanding shares, all presently convertible securities owned by the shareholder are treated as having been converted and all presently exercisable options or warrants owned by the shareholder or the group are treated as having been exercised.

                            ELECTION OF DIRECTORS
                         (Item #1 on the Proxy Card)

   The Proxy Committee intends to vote for the election of the seven nominees listed below, unless otherwise instructed by the shareholders on the proxy card. These nominees have been selected by the Board of Directors. Those who are elected to serve as Directors will hold office until the Annual Meeting to be held in 2001 and until their respective successors are elected and qualify. Management has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, therefore, does not at this time have in mind any substitute for any nominee. In the event that any nominee for director should become unavailable to serve, the Proxy Committee will vote for any substitute nominee or nominees as may be determined by the Board of Directors.

   In accordance with the laws of the State of Delaware and Ultradata's Certificate of Incorporation, the election of directors requires a plurality of the votes cast. Proxies and ballots marked "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees," or specifying that votes be withheld for one or more designated nominees, or which are executed without specification of a choice (in which case they will be voted for all nominees), are counted to determine the total number of votes cast. Broker non-votes are not counted.

Nominees for Election as Directors:

   Monte Ross founded Ultradata in 1986, and has served as its President and Chief Executive Officer since the founding. In addition to his management responsibilities, Mr. Ross is responsible for new product development and for supervision of sales and marketing. Mr. Ross is a Fellow of the Institute of Electrical and Electronic Engineers, and the past President of the International Laser Communication Society. Mr. Ross was awarded a Master of Science degree in Electrical Engineering by Northwestern University in 1962. Mr. Ross is the father-in-law of Mark L. Peterson, Ultradata's Vice President - Engineering. He is 67.

     Mark L. Peterson has been a Director of Ultradata since it was founded in 1986, and has served as Ultradata's Vice President of Engineering since 1988. He is responsible for the design of Ultradata's hand-held products. Mr. Peterson was awarded a Master of Science degree in Electrical Engineering by Washington University in 1980. Mr. Peterson is the son-in-law of Monte Ross, Ultradata's President. He is 43.

    Ernest Clarke has been a Director of Ultradata since 1990. From 1990 until 1999 Mr. Clarke was employed as Ultradata's Vice President-Government Programs. In 1999 Mr. Clarke became Ultradata's Chief Financial Officer. Mr. Clarke was awarded a Master of Science degree in Electrical Engineering by Stanford University in 1966. He is 60.

     Steven Akre has served as a member of the Board of Directors and as the corporate counsel for Ultradata since it was founded in 1986. Mr. Akre is an attorney at law, whose specialization is in taxation and corporate mergers and acquisitions. He is 47.

     John J. Clancy has been a Director of Ultradata since 1995. Mr. Clancy has served on the Board of Directors at Cimplex Corporation, Inc. in San Jose, and Engineering Software Research & Development, Inc. in St. Louis. Previously, Mr. Clancy was employed by McDonnell Douglas in a variety of positions progressing from Programmer, Salesman to Divisional President. Mr. Clancy was awarded a Master of Science degree in Chemical Engineering by The Johns Hopkins University and a Master of Business Administration degree by Washington University, St. Louis. He is 63.

     Donald Rattner has been a Director of Ultradata since 1999. Mr. Rattner is a member/partner in BrookWeiner, LLC, a Chicago-based accounting firm, and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. He is 67.

     Howard Krollfeifer, Jr. has not previously been affiliated with Ultradata. In connection with Ultradata's recent private placement of securities, the placement agent, Thornhill Group, Inc., was given the right to nominate a candidate for election to the Board. Thornhill nominated Mr. Krollfeifer. Mr. Krollfeifer has been employed since 1993 as Senior Vice President and General Manager of the Manufacturing Technology Division and the Financial Intermediary Group at Copelco Capital, Inc. Mr. Krollfeifer was awarded an LL.B by Blackstone School of Law in 1969. He is 60.

Committees, Meetings and Compensation of the Board of Directors

   Ultradata's Board of Directors has a standing Audit Committee. The members of the Board who served on the Audit Committee during Ultradata's last fiscal year were Steven H. Akre and John J. Clancy. The Committee met once during such fiscal year, which ended December 31, 1999. The functions of the Committee include the recommendation to the Board of independent auditors for the annual audit of Ultradata, and the discussion and review of the audit work with the auditors so appointed. Ultradata has no Nominating Committee or Compensation Committee.

   The Board of Directors met four times during the last fiscal year. No director failed to attend at least 75% of the meetings.

   The Directors of Ultradata who are not officers receive $500 per meeting and are reimbursed for out-of-pocket expenses incurred on Ultradata's behalf.

Officers

   The following table sets forth the names, ages, and positions with Ultradata of Ultradata's executive officers who are not nominees for the Board of Directors.

Name                     Age   Position With Ultradata
----------------------------------------------------------------------
Leonard Missler          54    Vice President - Software Development
Duane Crofts             63    Vice President - Advanced Products
David Biernbaum          45    Vice President
Daniel Muehlemann        35    Vice President - Sales

Employment Agreements

   Messrs. Ross, Peterson, and Clarke have individual employment agreements with Ultradata which, except as noted, are substantially identical. The agreements terminate on October 31, 2000. Each agreement provides for a base salary, which is adjusted annually by the Board of Directors. If the majority of the Board cannot agree as to a level of salary adjustment, the salary will increase by 10% for Mr. Clarke and Peterson and 5% for Mr. Ross. The employment agreements restrict each officer from competing with Ultradata for one year after the termination of his employment unless that employee establishes that his employment by a competitor will not involve the use of any information which is considered confidential by Ultradata.




Executive Compensation

                            Annual Compensation    Long-Term Compensation
                            Year       Salary       Other(2)  Options (#)
-------------------------------------------------------------------------
Monte Ross, President(1)    1999    $ 142,588      $ 6,000     10,000
                            1998    $ 154,999      $ 6,000      6,000
                            1997    $ 130,000      $ 5,000     12,500


  (1) Mr. Ross is the only officer of Ultradata whose total salary and bonus for 1999 exceeded $100,000.
  (2) Represents the premium paid for an insurance policy on Mr. Ross's life, the beneficiary of which is Mr. Ross's estate.

                       Option Grants in the Last Fiscal Year

                                        Percent of Total
                  Number of Shares      Options Granted
                  Underlying            to Employees in    Exercise Expiration
Name              Options Granted       Fiscal Year        Price    Date
------------------------------------------------------------------------------
Monte Ross        10,000                 9.7%              $2.00     12/31/04


                     Aggregated Fiscal Year-End Option Values

                  Number of Shares              Value of Unexercised
                  Underlying Unexercised        In-the-Money Options
Name              Options at December 31, 1999  at December 31, 1999
----------------------------------------------------------------------------
Monte Ross        73,500 exercisable            Not Applicable

Related Party Transactions

   In 1994 a number of the officers of Ultradata purchased shares of the common stock and gave Ultradata promissory notes in payment. On June 11, 1999 three of the officers surrendered a portion of the shares they had purchased in exchange for forgiveness of a portion of the notes. The surrendered shares were valued at the weighted average market price for the 30 trading days preceding the surrender date. The table below shows data concerning the 1994 purchase and 1999 surrender of shares.


                          Shares Purchased          Shares Surrendered
                     Total  Price     Average    Total    Price    Average
-----------------------------------------------------------------------------
Monte Ross           155,734 $254,500  $1.63     100,000  $215,000  $2.15
Mark Peterson         38,725 $ 63,375  $1.64      37,423  $ 80,456  $2.15
Leonard Missler       17,676 $ 21,250  $1.20      12,548  $ 26,978  $2.15

   Ultradata has an agreement with Leonard Missler, its Vice President - Software Development, under which, through September 13, 2009, it pays Mr. Missler a 1% royalty on all net sales of ROAD WHIZ products and 1/2% on net sales of other products incorporating the ROAD WHIZ database. During the years ended December 31, 1999 and 1998, Ultradata paid royalties to Mr. Missler of $39,820 and $53,752, respectively.

   Steven H. Akre, Esquire, a member of Ultradata's Board of Directors, has performed legal services as general counsel for Ultradata since its inception. During 1999 and 1998, Ultradata paid the law firm with which Mr. Akre was then associated $108,411 and $103,984, respectively, for legal services.

Compliance With Section 16(a) Of The Exchange Act

   None of the directors, officers or beneficial owners of more than 10% of Ultradata's common stock failed to file on a timely basis reports required during 1999 by Section 16(a) of the Exchange Act, except as follows: each of Ultradata's five senior officers was late in filing a report on Form 4, each report containing one transaction.

                  RATIFICATION OF APPOINTMENT OF AUDITORS
                       (Item #2 on the Proxy Card)

   Subject to Shareholder ratification, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed BDO Seidman, LLP as Ultradata's independent auditors for the fiscal year ending December 31, 2000. BDO Seidman, LLP also served as Ultradata's auditors for the year ended December 31, 1999. The Board of Directors recommends a vote for the
ratification of the selection of BDO Seidman, LLP.   If the shareholders do
not ratify the appointment of BDO Seidman, LLP , other independent auditors will be considered by the Board, upon recommendation by the Audit Committee.

   Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

   On July 24, 1998, the Board of Directors dismissed KPMG LLP from its engagement to audit Ultradata's 1998 financial statements. The report of KPMG LLP on Ultradata's 1997 and 1996 financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Ultradata and KPMG LLP did not have, in connection with the audit of Ultradata's 1997 or 1996 financial statements or any subsequent period, any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to KPMG
LLP's satisfaction, would have caused KPMG LLP to make reference in connection with its reports to the subject matter of the disagreement.

                   PROPOSAL TO INCREASE THE NUMBER
                   OF SHARES AVAILABLE FOR ISSUANCE
                   UNDER THE 1996 STOCK OPTION PLAN
                     (Item #3 on the Proxy Card)

   In 1994, Ultradata adopted the 1994 Incentive Stock Option Plan (the
"1994 Plan") under which a total of 175,000 shares of Common Stock were reserved for issuance. In 1996, Ultradata adopted the 1996 Incentive Stock Option Plan (the "1996 Plan") under which an additional 175,000 shares of Common Stock were reserved for issuance. By late 1999, options for all 350,000 shares reserved under the two Plans had been granted to employees of Ultradata. From those, options for 92,023 shares were exercised; options for 257,977 shares remain outstanding.

   The Board of Directors believes that the ability to grant stock options is necessary to support Ultradata's ongoing expansion into new fields of technology and new markets. The competition for software engineers qualified to work in the GPS, Internet and wireless fields is fierce. Individuals possessing a high level of technological or marketing skill in those fields have come to expect that their compensation package will include options.
If Ultradata hopes to retain the individuals it presently has and attract those it will need to compete in those markets, it must be able to offer stock options. For that reason, in December 1999 the Board of Directors approved an increase of 100,000 in the number of shares available for issuance under the 1996 Plan, and in May 2000 the Board of Directors approved an additional
50,000 shares, bringing the total available under the 1996 Plan to 325,000 shares. In order for the new options to qualify as "incentive stock options," however, approval of the increase by Ultradata's shareholders is required.

Summary of the 1996 Incentive Stock Option Plan

   The Plan provides for grants of stock options. All employees of Ultradata, non-employee directors of Ultradata, and consultants performing services for Ultradata are eligible to participate in the Plan. Some of these options may qualify under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and others may not. Stock options designed to qualify under
Section 422 are referred to as "incentive stock options." All other stock options are referred to as "non-qualified stock options."

   The Board of Directors will determine the number of shares subject to options and all other terms and conditions of the options. No option will have a term of more than 10 years. Every incentive stock option granted to a shareholder who owns 10% or more of the voting power in Ultradata, will expire not later than five (5) years after the grant. No option will be transferable, except by will or the laws of inheritance. Grants of incentive stock options are limited in that the aggregate exercise price of all stock options, incentive and otherwise, vesting in one employee in any single calendar year may not exceed $100,000. There is no limit on vesting of non-qualified stock options.

   The exercise price for non-qualified stock options may not be less than eighty-five percent (85%) of the fair market value of the shares on the date of grant. In order to qualify under Section 422 of the Code, however, the exercise price of an incentive stock option may not be less than (i) 110% of the fair market value of a share of Common Stock on the date the stock option is granted to a shareholder who owns 10% or more of the voting power in Ultradata, or (ii) 100% of the fair market value of a share of Common Stock on the date the stock option is granted to anyone else. An employee may, at the discretion of the Board, be permitted to exercise an option and make payment by giving a personal note.

Federal Income Tax Matters Relating to Stock Options.

   A participant in the Plan will not be deemed to have received any income subject to tax at the time an incentive stock option or, under certain circumstances, a non-qualified stock option is granted. Nor will Ultradata be entitled to a tax deduction at that time. When a non-qualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of Common Stock purchased over the exercise price. Ultradata will be allowed a tax deduction in the year the shares are valued in an amount equal to the ordinary income that the participant is deemed to have received. If an incentive stock option is exercised by a participant who is employed by Ultradata at the time of exercise or has been employed by Ultradata within three months prior to exercise, the participant will not be deemed to have received any income subject to tax at such time, although the excess of the fair market value of the Common Stock so acquired on the date of exercise over the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

   The participant who exercises an incentive stock option and holds his shares of Common Stock for at least (i) one year after the exercise date and
(ii) two years after the date of the grant will realize a long term capital gain or loss, in the amount of the difference between the exercise price and the sales price, upon the subsequent sale of such shares.

   A "disqualifying disposition" of an incentive stock option will result whenever the shares of Common Stock acquired upon the exercise of an incentive stock option are not held for at least one year. At that time the participant will be deemed to have received an amount of ordinary income equal to the lesser of (a)the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (b)the excess of the amount realized on the disposition of the shares of Common Stock over the exercise price. If the amount realized on the "disqualifying disposition" of the shares of Common Stock exceeds the fair market value on the date of exercise, the gain on the excess of the ordinary income portion will be treated as capital gain. Any loss on the disposition of the shares of Common Stock acquired through the exercise of incentive stock options is capital loss. In the event of a "disqualifying disposition," Ultradata will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant. In the absence of a "disqualifying disposition," no income tax deduction will be allowed to Ultradata with respect to the shares of Common Stock purchased by the participant through the exercise of an Incentive Stock Option.

Awards of Additional Options to Date

   From the 150,000 additional shares reserved by the Board of Directors under the 1996 Plan, the Board has already granted options for 64,088 shares. These were granted as incentive stock options; however, if the Shareholders do not approve the increase in the number of shares available under the Plan, these recent options will convert into non-qualified stock options. The options were granted at prices ranging from $2.00 to $5.56. The following table contains information regarding the grant of 64,088 additional options.

Grantee                  Number of Options      Average Exercise Price
------------------------------------------------------------------------
Monte Ross                          0            $    -
All Executive Officers         20,930            $ 2.00
Non-Officer Employees          43,158            $ 2.14
                               ------              ----
           Total               64,088            $ 2.09


   The Board of Directors believes that the availability of additional options is important to Ultradata in that it will help Ultradata to attract
and retain qualified personnel.   The Board of Directors recommends a vote
FOR this proposal.


                        PROPOSAL TO APPROVE THE ISSUANCE
                  OF MORE THAN 20% OF ULTRADATA'S COMMON STOCK
                UPON CONVERSION OF CONVERTIBLE PREFERRED SHARES
                         HELD BY TWO INVESTMENT FUNDS.
                          (Item #4 on the Proxy Card)

   Management expects that, in the next few months, Ultradata will enter the market for automotive GPS-based (i.e. "global positioning satellite") directional systems with the Travel Star 24, a low-cost, portable navigation
unit for the automotive after-market.   The logical next step is to develop
a unit that incorporates a cellular transceiver into the Travel Star 24. The Travel Star 24 could in this way become a link between the driver and the Internet, thus enabling a wide set of innovative applications, such as the ability to track your vehicle from your home computer and the ability to receive targeted discount coupons in real time from hotels and other vendors along your travel route. Management, therefore, has developed a budget for the development of a GPS/Internet product. Ultradata's cash resources are inadequate, however, to fund any expansion of operations. For that reason, during the past Winter Management explored a number of possible sources of financing. That search culminated in a Securities Purchase Agreement made on May 10, 2000 with two Toronto-based investment funds: BH Capital Investments, L.P. and Excalibur Limited Partnership (the "Investors").

   The securities issued to the Investors consist of (a)Series A
Convertible Preferred Stock, which is under some circumstances convertible into Common Stock at a discount from the market price of Common Stock, and (b)Common Stock Purchase Warrants to purchase Common Stock for $5.00 per share. Ultradata's Certificate of Incorporation and Delaware corporation law give authority to the Board of Directors to issue those securities. If all of the Preferred Shares are converted, however, the number of shares of Common Stock issued to the Investors would exceed 635,668, which is 20% of the number of Common Shares outstanding on May 10, 2000. The Corporate Governance Requirements imposed by NASDAQ on any company listed on NASDAQ require that an issuer obtain shareholder approval of any transaction (other than a public offering) involving the issuance for a price less than market value of securities convertible into 20% or more of the common stock outstanding prior to the transaction. For this reason, the Board of Directors will propose at the Annual Meeting that the Shareholders ratify the issuance of the Series A Convertible Preferred Stock that will convert into more than 635,668 shares of Common Stock.

Summary of the Securities Purchase Agreement

   The Securities Purchase Agreement provides for two closings, at each of which Ultradata will sell Preferred Shares and Warrants to the two Investors, each of which will purchase 50% of the securities. The first closing occurred on May 16, 2000, at which time the Investors paid a total of $1,600,000 for 1,600 shares of Series A Preferred Stock and Warrants to purchase 478,506 shares of Common Stock at $5.00 per share. The Certificate of Designations, which sets forth the terms of the Preferred Stock, contain provisions that will prevent the Investors from acquiring more than 635,668 shares of Common Stock in total on conversion of the Preferred Shares unless the Ultradata Shareholders approve the issuance of shares in excess of that number.

   A second closing, at which the Investors will purchase Preferred Shares and
Warrants for a total of $1,400,000, may occur.   If the second closing occurs,
the Investors will purchase 1,400 shares of Series A Preferred Stock. The terms of the Warrants issued at the second closing would be identical to those issued at the first closing, except that the Warrants then issued will allow the Investors together to purchase a number of shares equal to $1,400,000 divided by the 5-day average closing price of the Common Stock preceding the second closing.

   The second closing will occur only if the following conditions are satisfied or are waived by the Investors:

    (1) The shareholders of Ultradata must approve the issuance of more than 20% of the Common Stock outstanding on May 10, 2000 on conversion of the Preferred Shares.

    (2) A registration statement permitting the resale of the Common Stock into which the Preferred Shares are convertible as well as the Common Stock underlying the Warrants must be filed with the Securities and Exchange Commission ("SEC"), declared effective by the SEC, and have been effective for a period of 40 trading days.

    (3) The average daily trading volume of the Common Stock for the 30 trading days preceding the closing must have been no less than 75,000 shares.

    (4) The average of the closing bid prices for the Common Stock for the 30 trading days preceding the closing must be no less than $4.50.

     Ultradata made a number of covenants to the Investors in the Securities Purchase Agreement, which included the following:

    (1) During the next six months, Ultradata will not issue any securities for the purpose of financing itself without the approval of the Investors.

    (2) The Investors will have a right of first refusal on any sale of securities by Ultradata during the next twelve months.

    (3) Ultradata will file with the SEC a registration statement permitting the resale of the Common Stock into which the Preferred Shares are convertible as well as the Common Stock underlying the Warrants.

     A number of penalties have been built into the Securities Purchase Agreement to compensate the Investors if Ultradata fails to satisfy its covenants. The more significant of the penalties are:

    (1) If the meeting of the Shareholders to approve this Proposal does not occur prior to ______________________________, Ultradata must pay the Investors $13,333 for each day the meeting is delayed.

    (2) If the SEC has not, prior to August 15, 2000, declared effective a prospectus filed by Ultradata to permit the Investors to resell the Common Shares underlying the Preferred Stock and the Warrants, Ultradata must pay the Investors an amount for each day of delay equal to .0005 times the closing ask price times the number of shares which the Investors could acquire on conversion and exercise of the securities they purchased at the first closing.

    (3) If the Investors are unable to convert any of the Preferred Stock into freely-tradeable Common Stock, either because the Ultradata Shareholders fail to approve this Proposal or because the registration statement is not available or for any other reason, the Investors will have the right to force Ultradata to redeem the Preferred Stock that could not be converted. The redemption price would be the greater of (a) 130% of the purchase price plus 11.25% of the face value from the date of issuance or (b) the number of shares of Common Stock that the Investors would have received on conversion multiplied by the five day average closing ask price.

Terms of the Preferred Stock

     The Series A Convertible Preferred Stock has no voting rights, except as to matters which directly affect the rights of the holders of the Preferred Shares. The holders of Preferred Shares are not entitled to any dividends. Among the rights that are attendant to the Preferred Shares are:

    (1) The Preferred Shares have a liquidation preference equal to their face value plus an accrual amount equal to 11.25% from the date of
        issuance (22.5% if the Common Stock is delisted by NASDAQ).   The
        holders will be entitled to payment of the liquidation preference upon the liquidation of Ultradata or its bankruptcy or certain other events.

    (2) The Preferred Shares may be converted into Common Stock at any time at the option of the holders. If not previously converted, the Preferred Shares will automatically convert into Common Stock on May 16, 2003. The amount to be converted will equal the purchase price paid by the Investors plus the accrual amount of 11.25% from the date of issuance. The conversion rate will be the lower of $3.50 or 75% of the 5-day average closing bid price, subject to certain anti-dilution rights and to the Floor. The "Floor", below which conversion cannot occur, will be $2.50, but only during the first 18 months after the issuance of the Preferred Shares. After 18 months there is no limit to how far the conversion price could fall. Moreover, if the conversion price for any 20 trading days during the first 18 months would have been less than $2.50 but for the Floor, then the Floor will be reduced to $2.00; and if the conversion price for any 20 trading days during months 13 through 18 after issuance would have been less than $2.00 but for the Floor, the Floor will reduce to $1.50.

    The Investors have agreed that they will not engage in short-selling of the Common Stock except during the ten days preceding conversion, and each of them will limit its short sales during those periods to ten percent of the daily trading volume.

    The terms of the Securities Purchase Agreement put the Shareholders of Ultradata at risk that they could be significantly diluted by conversion of the Preferred Shares. For example, if the second closing occurs on September 1, 2000 so that the outstanding Preferred Shares have a face value of $3,000,000, the least number of Common Shares into which the Preferred Stock will be convertible will be 872,142 shares (i.e. $3,052,500 divided by $3.50), or 21.4% of the outstanding shares (assuming no other shares are issued before the conversion date). But, if (a)the second closing occurs and (b)the Investors convert all of the Preferred Stock on December 1, 2001 (after the "Floor" is no longer applicable), and (c)the bid price of the Common Stock on that date is $2.00, then the Preferred Stock would convert into approximately 2,306,000 shares of Common Stock , or 41.9% of the outstanding Common Stock (assuming no other shares are issued in the meantime).

     While aware of the risk attendant to issuance of the Preferred Stock, Management believes that the funds offered by the Investors are crucial to the future prospects of Ultradata, particularly its ability to capitalize on the progress it has made to date in developing GPS-based products. Despite its efforts, Management has been unable to secure the needed funds on terms better than those offered by the Securities Purchase Agreement. For this reason, the Board of Directors recommends that Shareholders vote to approve the issuance of more than 20% of the Common Stock if necessary to satisfy the conversion rights of the Series A Convertible Preferred Stock.

                               OTHER MATTERS

Vote Required to Approve Proposals

   The affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote will be required for approval of each of the Proposals. Abstentions will have the same effect as negative votes since the percentage requirement for approval is based on all shares present at the meeting and not only on those shares casting votes. Broker non-votes, if any, will not be counted and will have no effect on the vote.

Transaction of Other Business.

   As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the Proxy Committee to vote such proxy in accordance with their best judgment.

Submission of Shareholder Proposals.

   In order for shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders to be eligible for inclusion in Ultradata's Proxy Statement and the form of proxy for such meeting, they must be received by Ultradata at its principal offices in St. Louis prior to February 25, 2001.

Solicitation of Proxies

   The entire expense of preparing, assembling and mailing this Proxy Statement, the form of proxy and other material used in the solicitation of proxies will be paid by Ultradata. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and Ultradata will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of Ultradata, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends on how promptly proxies are received, and shareholders are urged to send their proxies without delay.

                            By Order of the Board of Directors

                            MONTE ROSS
                            Chairman of the Board

Dated: St. Louis, Missouri
       June 23, 2000